EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 11, 1999, accompanying the consolidated financial statements of Empyrean Bioscience, Inc., contained in this Registration Statement and Joint Proxy Statement/Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Joint Proxy Statement/Prospectus, and to the use of our name as it appears under the caption "Experts."


Grant Thornton LLP


San Jose, California September 30, 1999